INVESTMENT COMPANY BOND GREAT AMERICAN INSURANCE COMPANY
(A Stock Insurance Company, Herein Called the
Underwriter)       DECLARATION  Bond No.  234-62-64 - 05
Item 1.	Name of Insured (herein called
Insured):   Small Cap Value Fund, Inc.	Principal
Address:                                       8150 N.
 Central Expressway, #M1120          Dallas, TX 75206
 1815 Item 2.
	Bond Period from 12:01 a.m. 12/26/2013 to
12:01
 a.m. 12/26/2014 the effective date of the termination
 or cancellation of this bond, standard time at the
Principal Address as to each of said dates. Item 3.
Limit of Liability - Subject to Sections 9, 10 and 12
hereof,	Amount applicable to
	    Limit of Liability    Deductible
Insuring Agreement (A)-FIDELITY	$250,000	$0
Insuring Agreement (B)-ON PREMISES	$250,000
$5,000	Insuring Agreement (C)-IN TRANSIT	$250,000
$5,000	Insuring Agreement (D)-FORGERY OR ALTERATION
$250,000	$5,000	Insuring Agreement (E)-SECURITIES
	$250,000	$5,000	Insuring Agreement
(F)-COUNTERFEIT CURRENCY	$250,000	$5,000
Insuring Agreement (G)-STOP PAYMENT	$100,000
$5,000	Insuring Agreement (H)-UNCOLLECTIBLE ITEMS OF
DEPOSIT	$100,000	$5,000
	Insuring Agreement
(I)-AUDIT EXPENSE	$100,000	$5,000
	Insuring
 Agreement (J)-TELEFACSIMILE TRANSMISSIONS	$250,000
	$5,000	Insuring Agreement (K)-UNAUTHORIZED
SIGNATURES	$100,000	$5,000	Optional
 Insuring Agreements and Coverages		Insuring
 Agreement (L)-COMPUTER SYSTEMS	$250,000	$5,000
Insuring Agreement (M)-AUTOMATED PHONE SYSTEMS	Not
Covered	N/A		If 'Not Covered' is inserted
above opposite any specified Insuring Agreement or
Coverage, such 	Insuring Agreement or Coverage and any
other reference thereto in this bond shall be deemed to
be 	deleted therefrom. Item 4.	Offices or
Premises Covered-Offices acquired or established
subsequent to the effective date of this bond are covered
 according to the terms of General Agreement A.  All the
Insured's offices or premises in existence at the time
this bond becomes effective are covered under this bond
except the offices or premises located as follows:
N/A Item 5.	The liability of the Underwriter is subject
 to the terms of the following riders attached hereto:
Riders	No.  1 & 2 Item 6.	The Insured by the
acceptance of this bond gives to the Underwriter terminating
 or cancelling prior 	bond(s) or policy(ies)
No.(s)  234-62-64 - 04  such termination or cancellation to
 be effective as of the time this 	bond becomes
 effective.By: '/S/ Frank J. Scheckton, Jr.'
(Authorized Representative) INVESTMENT COMPANY BOND
	The Underwriter, in consideration of an agreed premium,
 and subject to the Declarations made a part hereof, the General Agreements, Conditions and Limitations and other terms of this bond, agrees with the Insured, in accordance with Insuring
Agreements hereof to which an amount of insurance is applicable as set forth in Item 3 of the Declarations and with respect to loss sustained by the Insured at any time but discovered during the Bond period, to indemnify and hold harmless the Insured
 for:  INSURING AGREEMENTS  (A)	FIDELITY
		Loss resulting from any dishonest or
fraudulent act(s), including Larceny or Embezzlement
 committed by an Employee, committed anywhere and whether
 committed alone or in collusion with others, including
loss of Property resulting from such acts of an Employee,
 which Property is held by the
Insured for any purpose or in any capacity and whether so held gratuitously or not and whether or not the Insured is liable
therefor.		Dishonest or fraudulent act(s) as used
 in this Insuring Agreement shall mean only dishonest or
fraudulent act(s) committed by such Employee with the manifest
 intent:		(a)	to cause the Insured to sustain
 such loss; and		(b)	to obtain financial
benefit for the Employee, or for
	any other person or organization intended by the
				Employee to receive such benefit,
 other than salaries, 			commissions, fees, bonuses,
 promotions, awards, 				profit sharing,
pensions or other employee benefits
earned in the normal course of employment. (B)  ON PREMISES
		Loss of Property (occurring with or without
negligence or violence) through robbery, burglary, Larceny, theft, holdup, or other fraudulent means, misplacement, mysterious unexplainable disappearance, damage thereto or destruction thereof, abstraction or removal from the possession, custody or control of the Insured, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is (or is supposed or believed by the Insured to be) lodged or deposited within any offices or premises located anywhere, except in an office listed in Item 4 of the Declarations or amendment thereof or in the mail or with a carrier for hire other than an armored motor vehicle company, for the purpose of transportation. Offices and Equipment
(1)	Loss of or damage to furnishings, fixtures, stationary,
 			supplies or equipment, within any of the
 Insured's 				offices covered under this
 bond caused by Larceny or 			theft in, or by
burglary, robbery or hold-up of such
office, or attempt thereat, or by vandalism or
 				malicious mischief; or
(2) loss through damage to any such office by Larceny or theft in, or by burglary, robbery or hold-up of such
office or attempt thereat.  	(C)  IN TRANSIT
Loss of Property (occurring with or without negligence or violence)
 through robbery, Larceny, theft, hold-up, misplacement, mysterious unexplainable disappearance, being lost or otherwise made away with, damage thereto or destruction thereof, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is in transit anywhere in the custody of any person or persons acting as messenger, except while in the mail or with a carrier for  hire, other than an armored motor vehicle company, for the purpose of transportation, such transit to begin immediately upon receipt of such Property by the transporting person or persons, and to end immediately upon delivery thereof at
destination. (D)		FORGERY OR ALTERATION	Loss through
 FORGERY or ALTERATION of, on or in any bills of exchange, checks, drafts, acceptances, certificates of deposit, promissory notes, or other written promises, orders or directions to pay sums certain in money due bills, money orders, warrants, orders upon public treasuries, letters of credit, written instructions, advices or applications directed to the Insured, authorizing or acknowledging the transfer, payment, delivery
 or receipt of funds or Property, which instructions or advices or applications purport to have been signed or endorsed by any customer of the Insured, shareholder or subscriber to shares, whether certificated or uncertificated, of any Investment Company or by any financial or banking institution or stock-broker but which instructions, advices or applications either bear the forged signature or endorsement or have been altered without the knowledge and consent of such customer, shareholder or subscriber to shares, whether certificated or uncertificated, of an Investment Company, financial or banking institution or stockbroker, withdrawal orders or receipts for the withdrawal of funds or Property, or receipts or certificates of deposit for Property and bearing the name of the Insured as issuer, or of another Investment Company for which the Insured acts as agent, excluding, however, any loss covered under Insuring Agreement
(F) hereof whether or not coverage for Insuring Agreement (F) is
provided for in the Declarations of this bond.	Any check or draft
 (a) made payable to a fictitious payee and endorsed in the name of such fictitious payee or (b) procured in a transaction with the maker or drawer thereof or Page 1 of 10 with one acting as an agent of such maker or drawer or anyone impersonating another and made or drawn payable to the one so impersonated and endorsed by anyone other than the one impersonated, shall be deemed to be forged
 as to such endorsement.	Mechanically reproduced facsimile
signatures are treated the same as handwritten signatures.
(E)  SECURITIES	Loss sustained by the Insured, including
loss sustained by reason of a violation of the constitution, by-laws, rules or regulations of any Self Regulatory Organization of which the Insured is a member or which would have been imposed upon the Insured by the constitution, by-laws, rules or regulations of any Self
Regulatory Organization if the Insured had been a member thereof,
	(1)	through the Insured's having, in good faith and in the
 		course of business, whether for its own account or for
 		the account of others, in any representative,
			fiduciary, agency or any other capacity, either
 			gratuitously or otherwise, purchased or
otherwise 			acquired, accepted or received, or
sold or delivered, 		or given any value, extended any credit
 or assumed 			any liability, on the faith of, or
otherwise acted upon, 		any securities, documents or other written
 				instruments which prove to have been
		(a)	counterfeited, or		(b)	forged
as to the signature of any maker, drawer, 			issuer,
endorser, assignor, lessee, transfer agent 			or
registrar, acceptor, surety or guarantor or as 			to
the signature of any person signing in any
	other capacity, or		(c)	raised or otherwise
altered, or lost, or stolen, or	(2)	through the Insured's
 having, in good faith and in the 		course of business,
guaranteed in writing or 			witnessed any
signatures whether for valuable 			consideration
 or not and whether or not such 			guaranteeing
 or witnessing is ultra vires the Insured, 		upon any
transfers, assignments, bills of sale, powers 		of attorney,
 guarantees, endorsements or other 			obligations
 upon or in connection with any securities, 		documents or
other written instruments and which 			pass or
purport to pass title to such securities,
documents or other written instruments;
		EXCLUDING, losses caused by FORGERY or
		ALTERATION of, on or in those instruments
			covered under Insuring Agreement
(D) hereof.	Securities, documents or other written instruments
 shall be deemed to mean original (including original counterparts) negotiable or non-negotiable agreements which in and of themselves represent an equitable interest, ownership, or debt, including an assignment thereof which instruments are in the ordinary course of business, transferable by delivery of such agreements with any
necessary endorsement or assignment.	The word 'counterfeited'
as used in this Insuring Agreement shall be deemed to mean any security, document or other written instrument which is intended to
deceive and to be taken for an original.	Mechanically
reproduced facsimile signatures are treated the same as handwritten
 signatures. (F)	COUNTERFEIT CURRENCY	Loss through the
receipt by the Insured, in good faith, of any counterfeited money orders or altered paper currencies or coin of the United States of
 America or Canada issued or purporting to have been issued by the
United States of America or Canada or issued pursuant to a United
States of America or Canadian statute for use as currency.
(G)	STOP PAYMENT	Loss against any and all sums which the
Insured shall become obligated to pay by reason of the Liability
imposed upon the Insured by law for damages:		For having
either complied with or failed to comply 		with any
written notice of any customer, shareholder 		or subscriber
of the Insured or any Authorized 			Representative
 of such customer, shareholder or 			subscriber to
 stop payment of any check or draft 			made or drawn
 by such customer, shareholder or 			subscriber or
 any Authorized Representative of such 		customer, shareholder
 or subscriber, or		For having refused to pay any check
or draft made or 		drawn by any customer, shareholder
 or subscriber of 		the Insured, or any Authorized
Representative of 			such customer, shareholder
 or subscriber. (H)	UNCOLLECTIBLE ITEMS OF DEPOSIT
Loss resulting from payments of dividends or fund shares, or withdrawals permitted from any customer's, shareholder's or
subscriber's account based upon Uncollectible items of Deposit of a customer, shareholder or subscriber credited by the Insured or the Insured's agent to such customer's, shareholder's or
subscriber's Mutual Fund Account: or	loss resulting from any item
 of Deposit processed through an Automated Clearing House which is reversed by the customer, shareholder or subscriber and deemed
uncollectible by the Insured.	Loss includes dividends and interest
 accrued not to exceed 15% of the Uncollectible items which are
deposited.	This Insuring Agreement applies to all Mutual Funds
with 'exchange privileges' if all Fund(s) in the exchange program are insured by a Great American Insurance Company of Cincinnati, OH for Uncollectible Items of Deposit. Regardless of the number of transactions between Fund(s) the minimum
number of days of deposit
within the Fund(s) before withdrawal as declared in the Fund(s)
prospectus shall begin from the date a deposit was first credited
to any Insured Fund(s). Page 2 of 10  (I)	  AUDIT EXPENSE
		Expense incurred by the Insured for that part of
the costs of audits or examinations required by any governmental regulatory authority to be conducted either by such authority or by an independent accountant by reason of the discovery of loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of any of the Employees.  The
total liability of the Underwriter for such expense by reason of such acts of any Employee or in which such Employee is concerned or implicated or with respect to any one audit or examination is limited to the amount stated opposite Audit Expense in Item 3 of the Declarations; it being understood, however, that such expense shall be deemed to be a loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of one or more of the Employees and the liability under this paragraph shall be in addition to the Limit of Liability stated
in Insuring Agreement (A) in Item 3 of the Declarations.
(J)	  TELEFACSIMILE TRANSMISSIONS	Loss resulting by
 reason of the Insured having transferred, paid or delivered any funds or Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial institution by Telefacsimile Transmission directed to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of any account, or the giving of value by the Insured,
 but only if such telefacsimile instructions:		(i)	bear a
valid test key exchanged between the Insured 			and a
customer or another financial institution with
authority to use such test key for Telefacsimile
				instructions in the ordinary course of
 business, but 				which test key has been
wrongfully obtained by a 				person who
was not authorized to initiate, make,
validate or authenticate a test key arrangement; and
(ii)	fraudulently purport to have been sent by such
			customer or financial institution,
 but which 				telefacsimile instructions
 are transmitted without the 			knowledge or
consent of such customer or financial
institution by a person other than such customer or
				financial institution and which
 bear a forged 				signature.
			'Telefacsimile' means a system of
transmitting 				written documents
by electronic signals over 				telephone
 lines to equipment maintained by the
Insured within its communication room for the
			purposes of reproducing a copy of said
document.  It 			does not mean electronic
communication sent by 				Telex, TWC,
or electronic mail, or Automated
Clearing House.	(K) 	UNAUTHORIZED SIGNATURES
Loss resulting directly from the Insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such
account.	It shall be a condition precedent to the Insured's
 right to recovery under this Insuring Agreement that the Insured shall have on file signatures of all persons who are authorized signatories on such account. GENERAL AGREEMENTS
(A)	ADDITIONAL OFFICES OR EMPLOYEES-	CONSOLIDATION
OR MERGER-NOTICE	(1)	If the Insured shall, while this
 bond is in force, 			establish any additional
 office or offices, such office 		or offices shall
be automatically covered hereunder 			from the
dates of their establishment, respectively.
No notice to the Underwriter of an increase during
		any premium period in the number of offices or
in 			the number of Employees at any of the
offices 			covered hereunder need be given
and no additional 			premium need be paid for
the remainder of such 			premium period.
(2)	If an Investment Company, named as Insured herein,
	shall, while this bond is in force, merge or
		consolidate with, or purchase the assets of another
 			institution, coverage for such acquisition
 shall apply 		automatically from the date of acquisition.
  The 			Insured shall notify the Underwriter of
such acquisition within 60 days of said date, and an
			additional premium shall be computed only
if such 		acquisition involves additional offices
 or employees.(B)	WARRANTY	No statement made by or
 on behalf of the Insured, whether contained in the application or otherwise, shall be deemed to be a warranty of anything except that it is true to the best of the knowledge and belief of the
person making the statement. (C)	COURT COSTS AND ATTORNEYS'
 FEES (Applicable 	to all Insuring Agreements or Coverages
now or hereafter 	forming part of this bond)
The Underwriter will Indemnify the Insured against court costs and reasonable attorneys' fees incurred and paid by the Insured in defense, whether or not successful, whether or not fully
litigated on the merits and whether or not settled of any suit or legal proceeding brought against the Insured to enforce the
Insured's liability or alleged liability on account of any loss,
 Page 3 of 10 claim or damage which, if established against
 the Insured, would constitute a
 loss sustained by the Insured covered under the terms of this bond provided, however, that with respect to Insuring Agreement
(A) this indemnity shall apply only in the event that
(1)	an Employee admits to being guilty of any dishonest
 		or fraudulent act(s), including Larceny or
				Embezzlement; or
(2)	an Employee is adjudicated to be guilty of any
		dishonest or fraudulent act(s), including
Larceny or 		Embezzlement;	(3)	in the absence
 of (1) or (2) above an arbitration panel 		agrees,
 after a review of an agreed statement of facts,
that an Employee would be found guilty of
dishonesty if such Employee were prosecuted.	The Insured shall
 promptly give notice to the Underwriter of any such suit or legal proceeding and at the request of the Underwriter shall furnish it with copies of all pleadings and other papers
therein.  At the Underwriter's election the Insured shall
 permit the Underwriter to conduct the defense of such suit
 or legal proceeding, in the Insured's name, through attorneys of the Underwriter's selection.  In such event, the Insured shall give all reasonable information and assistance which the
 Underwriter shall deem necessary to the proper defense of
such suit or legal proceeding.	If the Insured's liability or
 alleged liability is greater than the amount recoverable under this bond, or if a Deductible Amount is applicable, the
liability of the Underwriter under this General Agreement
is limited to that percentage of litigation expense
determined by pro ration of  the bond limit of liability
to the amount claimed, after the application of any deductible.
 This litigation expense will be in addition to the Limit of
 Liability for the applicable Insuring Agreement.
(D)	FORMER EMPLOYEE	Acts of Employee, as
defined in this bond, are covered under Insuring Agreement
(A) only while the Employee is in the Insured's employ.
Should loss involving a former Employee of the Insured be
discovered subsequent to the termination of employment,
coverage would still apply under Insuring Agreement
(A) if the direct proximate cause of the loss occurred
while the former Employee performed duties within the
scope of his/her employment. THE FOREGOING INSURING
 AGREEMENTS AND GENERAL AGREEMENTS ARE SUBJECT TO THE
FOLLOWING CONDITIONS AND LIMITATIONS: SECTION
 1.	DEFINITIONS	The following terms, as
 used in this bond, shall have the respective meanings
stated in this Section:
(a)	'Employee' means:
(1)	any of the Insured's officers, partners, or
				employees, and
(2)	any of the officers or employees of any
				predecessor of the Insured
 whose principal 				assets are
 acquired by the Insured by
	consolidation or merger with, or purchase of
			assets of capital stock of such
predecessor, and		(3)	attorneys retained
 by the Insured to perform
legal services for the Insured and the employees
		of such attorneys while such attorneys or
the 				employees of such attorneys
 are performing 				such services
 for the Insured, and		(4)	guest students
pursuing their studies or duties in
any of the Insured's offices, and
(5)	directors or trustees of the Insured, the
				invest
ment advisor, underwriter (distributor),
				transfer agent,
 or shareholder accounting record
	keeper, or administrator authorized by written
 				agreement to keep financial
 and/or other 				required records,
but only while performing acts
coming within the scope of the usual duties of
 				an officer or employee
or while acting as a 				member
 of any committee duly elected or
 appointed to examine or audit or have custody
				of or access to
 the Property of the Insured, and
(6)	any individual or individuals assigned to
				perform the usual
duties of an employee within
the premises of the Insured by contract, or by
				any agency furnishing
 temporary personnel on a
 			contingent or part-time basis,
and		(7)	each natural person, partnership
 or corporation 			authorized by
 written agreement with the
 Insured to perform services as electronic data
				processor of checks
 or other accounting records
of the Insured, but excluding any such processor
 			who acts as transfer agent or
 in any other agency 		capacity in
issuing checks, drafts or securities
 				for the Insured,
 unless included under Sub-
section (9) hereof, and(8)	those persons so designated
 in section 15,Central Handling of Securities, and
(9)	any officer, partner or Employee of
		a)	an investment advisor,
		b)	an underwriter (distributor),
Page 4 of 10			c)	a transfer agent
 or shareholder accounting
record-keeper, or			d)	an
administrator authorized by written
			agreement to keep financial
and/or other
required records,			for an Investment
 Company, named as Insured 			while
 performing acts coming within the scope
	of the usual duties of an officer or Employee of
			any Investment Company named as
Insured 				herein, or while
acting as a member of any
committee duly elected or appointed to examine
	or audit or have custody of or access to the
				Property of any such
Investment Company, 				provided
 that only Employees or partners of a
	transfer agent, shareholder accounting record-
				keeper or administrator
 which is an affiliated
person as defined in the Investment Company
 				Act of 1940,
 of an Investment Company named
	as Insured or is an affiliated person of the
 				adviser, underwriter
or administrator of such
		Investment Company, and which is not a bank,
 			shall be included within the
 definition of 				Employee.
			Each employer of temporary personnel
or 				processors as set forth in
Sub-Sections (6) and
(7) of Section 1 (a) and their partners, officers
 				and employees shall
collectively be deemed to
be one person for all the purposes of this bond,
 			excepting, however, the last paragraph
 of 				Section 13.
Brokers, or other agents under contract or
		representatives of the same general
character shall 			not be considered
Employees.	(b)	'Property' means money
 (i.e. currency, coin, banknotes, Federal Reserve notes),
postage and revenue 			stamps, U.S. Savings
 Stamps, bullion, precious 			metals of
all kinds and in any form and articles made
therefrom, jewelry, watches, necklaces, bracelets,
		gems, precious and semi-precious stones,
bonds, 			securities, evidences of debts,
debentures, scrip, 			certificates,
interim receipts, warrants, rights, puts,
	calls, straddles, spreads, transfers, coupons,
drafts, 			bills of exchange,
acceptances, notes, checks, 			withdrawal
 orders, money orders, warehouse
receipts, bills of lading, conditional sales contracts,
			abstracts of title, insurance policies,
 deeds, mortgages 		under real estate and/or
chattels and upon interests
therein, and assignments of such policies, mortgages
 		and instruments, and other valuable papers,
 including 		books of account and other records
used by the 			Insured in the conduct of its
 business, and all other 			instruments
similar to or in the nature of the 		foregoing
 including Electronic Representations of
such Instruments enumerated above (but excluding
	all data processing records) in which the Insured has
 an interest or in which the Insured acquired or should
		have acquired an interest by reason of a
 			predecessor's declared financial
condition at the time 	of the Insured's consolidation or
 merge with, or 		purchase of the principal
 assets of, such predecessor 	or which are held by the
Insured for any purpose or 	in any capacity and whether
 so held by the Insured 		for any purpose or
 in any capacity and whether so 		held
gratuitously or not and whether or not the
Insured is liable therefor.	(c)'Forgery' means the
signing of the name of another 	with the intent to deceive;
 it does not include the 		signing of one's
own name with or without authority, 	in any capacity,
 or for any purpose.	(d)'Larceny and Embezzlement' as
it applies to any 		named Insured means those
 acts as set forth in 		Section 37 of the Investment
 Company Act of 1940.	(e)'Items of Deposit' means any one or
 more checks 			and drafts.  SECTION
2. EXCLUSIONS  THIS BOND DOES NOT COVER:
(a)	loss effected directly or indirectly by means of
 			forgery or alteration of, on or
in any instrument, 			except when covered
 by Insuring Agreement (A), 		(D), (E) or
(F).	(b)loss due to riot or civil commotion outside the
 United 	States of America and Canada; or loss due
 to 		military, naval or usurped power, war or
insurrection 	unless such loss occurs in transit in the
 circumstances 		recited in Insuring Agreement
(D), and unless, when 		such transit was initiated,
 there was no knowledge of 		such riot, civil
commotion, military, naval or usurped 		power, war
 or insurrection on the part of any person
acting for the Insured in initiating such transit.
(c)	loss, in time of peace or war, directly or indirectly
 		caused by or resulting from the effects
 of nuclear 		fission or fusion or radioactivity;
 provided, however, 	that this paragraph shall not apply
 to loss resulting 		from industrial uses of
nuclear energy.	(d)	loss resulting from any wrongful
 act or acts of any 		person who is a member of
 the Board of Directors of 	the Insured or a member of
 any equivalent body by 			whatsoever name
known unless such person is also 			an
Employee or an elected official, partial owner or
	partner of the Insured in some other capacity, nor,
in 		any event, loss resulting from the act or acts
 of any 		person while acting in the capacity
of a member of 			such Board or equivalent body.
(e)	loss resulting from the complete or partial
				nonpayment of, or default upon,
 any loan or 			transaction in the nature of, or
 amounting to, a loan 			made by or obtained from
 the Insured or any of its 		partners, directors
 or Employees, whether authorized Page 5 of 10		or
unauthorized and whether procured in good faith 	or
through trick, artifice, fraud or false pretenses,
			unless such loss is covered under
Insuring
 Agreement 		(A), (E) or (F).	(f)	loss
resulting from any violation by the Insured or by
any Employee		(1)of law regulating (a) the issuance,
 purchase or 				sale of securities,
(b) securities transactions 				upon
Security Exchanges or over the counter
 			market, (c) Investment Companies, or
 (d) 				Investment Advisors, or
	(2)	of any rule or regulation made pursuant to any
 			such law.	unless such loss, in
the absence of such laws, rules or 	regulations, would be
covered under Insuring 			Agreements (A) or (E).
(g)	loss of Property or loss of privileges through the
		misplacement or loss of Property as set forth
 in 		Insuring Agreement (C) or (D) while the Property
 is 		in the custody of any armored motor vehicle
 			company, unless such loss shall be in
excess of the 			amount recovered or received by
the Insured under 			(a) the Insured's contract
 with said armored motor 			vehicle company,
 (b) insurance carried by said 			armored motor
vehicle company for the benefit of 		users of its
 service, and (c) all other insurance and
indemnity in force in whatsoever form carried by or
for the benefit of users of said armored motor vehicle
company's service, and then this bond shall cover
 			only such excess.
(h)	potential income, including but not limited to interest
 	and dividends, not realized by the Insured because of
 		a loss covered under this bond, except as included
 			under Insuring Agreement (I).
(i)	all damages of any type for which the Insured is
 			legally liable, except direct compensatory
 damages 			arising from a loss covered under
 this bond.	(j)	loss through the surrender of Property away
 from an 		office of the Insured as a result of a threat
		(1)	to do bodily harm to any person, except loss
of 			Property in transit in the custody of any
person 			acting as messenger provided that when such
 				transit was initiated there was no
knowledge by 			the Insured of any such threat,
or	(2)	to do damage to the premises or Property of the
 			Insured, except when covered under Insuring
 				Agreement (A).(k)	all costs,
fees and other expenses incurred by the
Insured in establishing the existence of or amount of
loss covered under this bond unless such indemnity is
provided for under Insuring Agreement (I).	(l)loss resulting
 from payments made or withdrawals 			from the
account of a customer of the Insured, 			shareholder
 or subscriber to shares involving funds
 			erroneously credited to such account,
 unless such 		payments are made to or withdrawn by such
depositor or representative of such person, who is
			within the premises of the drawee bank
 of the Insured 		or within the office of the Insured
at the time of such 		payment or withdrawal or unless such
payment is 			covered under Insuring Agreement
(A).	(m)	any loss resulting from Uncollectible Items of
		Deposit which are drawn from a financial institution
 		outside the fifty states of the United States of
			America, District of Columbia, and
territories and 			possessions of the
United States of America, and
 			Canada.SECTION 3. ASSIGNMENT OF
RIGHTS
	This bond does not afford coverage in favor of any
Employers
 of temporary personnel or of processors as set forth in
sub-sections
 (6) and (7) of Section 1(a) of this bond, as aforesaid,
and upon payment
 to the insured by the Underwriter on account of any loss
through
dishonest or fraudulent act(s) including Larceny or
Embezzlement committed
 by any of the partners, officers or employees of such
Employers, whether
 acting alone or in collusion with others, an assignment
of such of the
Insured's rights and causes of action as it may have against such Employers
 by reason of such acts so committed shall, to the extent of such payment,
 be given by the Insured to the Underwriter, and the Insured shall execute
 all papers necessary to secure to the Underwriter the rights herein
provided for.SECTION 4.  LOSS-NOTICE-PROOF-LEGAL
 				     PROCEEDINGS
	This bond is for the use and benefit only of the
 Insured named in the Declarations and the Underwriter shall not be liable hereunder for loss sustained by anyone other
than the
 Insured unless the Insured, in its sole discretion and at
 its option,
 shall include such loss in the Insured's proof of loss.
At the earliest
 practicable moment after discovery of any loss hereunder
the Insured shall
 give the Underwriter written notice thereof and shall also
 within six
months after such discovery furnish to the Underwriter
affirmative proof
 of loss with full
particulars.  If claim is made under
this bond for
loss of securities or shares, the Underwriter shall not be
 liable unless
 each of such securities or shares is identified in such
 proof of loss by
 a certificate or bond number or, where such securities
or shares are
uncertificated, by such identification means as agreed to
by the Underwriter.
  The Underwriter shall have thirty days after notice and
proof of loss
 within which to investigate the claim, and this shall apply notwithstanding
 the loss is made up
wholly or in part of securities of which
 duplicates
may be obtained.  Legal proceedings for recovery of any loss hereunder shall
 not be brought prior to the expiration of sixty days after
 such proof of
loss is filed with the Underwriter nor after the expiration
 of twenty-four
 months from the discovery of such loss, except that any
action or
proceeding to recover hereunder Page 6 of 10 on account of any judgment against the Insured in any suit mentioned in General
Agreement C or to recover attorneys' fees paid in any such suit, shall be begun within twenty-four months from the date upon which the judgment in such suit shall become final.  If any limitation embodied in this bond is prohibited by any law controlling the construction hereof, such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation
 permitted by such law.	Discovery occurs when the Insured
	(a)	becomes aware of facts, or	(b)	receives
 written notice of an actual or potential claim
by a third party which alleges that the Insured is
 			liable under circumstance which would
 cause a reasonable person to assume that a loss covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then known. SECTION
5.  VALUATION OF PROPERTY	The value of any Property,
 except books of accounts or other records used by the Insured in the conduct of its business, for the loss of which a claim shall be made hereunder, shall be determined by the average market value of such Property on the business day next preceding the discovery of such loss; provided, however, that the value of any Property replaced by the Insured prior to the payment of claim therefor shall be the actual market value at the time
of replacement; and further provided that in case of a loss
or misplacement of interim certificates, warrants, rights,
or other securities, the production which is necessary
to the exercise of subscription, conversion, redemption or
deposit privileges, the value thereof shall be the market
value of such privileges immediately preceding the expiration thereof if said loss or misplacement is not discovered until after their expiration.  If no market price is quoted for
 such Property or for such privileges, the value shall be
fixed by agreement between the parties or by arbitration.
	In case of any loss or damage to Property consisting
of books of accounts or other records used by the Insured in the conduct of its business, the Underwriter shall be liable under this bond only if such books or records are actually
 reproduced and then for not more than the cost of blank books, blank pages or other materials plus the cost of labor for
the actual transcription or copying of data which shall have been furnished by the Insured in order to reproduce such
books and other records.  SECTION 6.  VALUATION OF PREMISES
 AND 				      FURNISHINGS
In case of damage to any office of the Insured, or loss of
or damage to the furnishings, fixtures, stationary, supplies, equipment, safes or vaults therein, the Underwriter shall
not be liable for more than the actual cash value thereof, or for more than the actual cost of their replacement or repair.
  The Underwriter may, at its election, pay such actual cash value or
make such replacement or repair.  If the Underwriter
 and the Insured cannot agree upon such cash value or such
cost or replacement or repair, such shall be determined by
arbitration.  SECTION 7.  LOST SECURITIES	If the Insured
 shall sustain a loss of securities the total value of which is in excess of the limit stated in Item 3 of the Declarations of this bond, the liability of the Underwriter shall be
limited to payment for, or duplication of, securities having value equal to the limit stated in Item 3 of the Declarations
 of this bond.	If the Underwriter shall make payment to the
Insured for any loss of securities, the Insured shall
 thereupon assign to the Underwriter all of the Insured's
 rights, title and interests in and to said securities.
	With respect to securities the value of which do
 not exceed the Deductible Amount (at the time of the discovery of the loss) and for which the Underwriter may at its sole
 discretion and option and at the request of the Insured issue a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured will pay the usual premium charged therefor and will indemnify the Underwriter against all loss or expense that the Underwriter may sustain because of the issuance of such
Lost Instrument Bond or Bonds.	With respect to securities the
 value of which exceeds the Deductible Amount (at the time of discovery of the loss) and for which the Underwriter may issue or arrange for the issuance of a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured agrees that it will pay as premium therefor a proportion of the usual premium
charged therefor, said proportion being equal to the percentage that the Deductible Amount bears to the value of the securities upon discovery of the loss, and that it will indemnify the
issuer of said Lost Instrument Bond or Bonds against all loss and expense that is not recoverable from the Underwriter under the terms and conditions of this INVESTMENT COMPANY BOND subject to the Limit of Liability hereunder. SECTION 8. SALVAGE
	In case of recovery, whether made by the Insured or
by the Underwriter, on account of any loss in excess of the
Limit of Liability hereunder plus the Deductible Amount applicable to such loss from any source other than suretyship, insurance, reinsurance, security or indemnity taken by or for the benefit of the Underwriter, the net amount of such recovery, less the actual costs and expenses of making same, shall be applied to reimburse the Insured in full for the excess portion of such loss, and the remainder, if any, shall be paid first in
reimbursement of the Underwriter and thereafter in reimbursement of the Insured for that part of such loss within the Deductible
 Amount.  The Insured shall execute all necessary papers to
secure to the Underwriter the rights provided for herein.
Page 7 of 10 SECTION 9.  NON-REDUCTION AND NON-
		      ACCUMULATION OF LIABILITY AND
 			      TOTAL LIABILITY	At all times
 prior to termination hereof this bond shall continue in force for the limit stated in the applicable sections of Item 3 of the Declarations of this bond notwithstanding any previous
loss for which the Underwriter may have paid or be liable to pay hereunder; PROVIDED, however, that regardless of the number of years this bond shall continue in force and the number of premiums which shall be payable or paid, the liability of the
 Underwriter under this bond with respect to all loss resulting
 form	(a)	any one act of burglary, robbery or hold-up, or
 			attempt thereat, in which no Partner or
 Employee is 		concerned or implicated shall be deemed
 to be one 			loss, or	(b)	any one
 unintentional or negligent act on the part of 		any one
 person resulting in damage to or destruction 		or
misplacement of Property, shall be deemed to be
 		one loss, or	(c)	all wrongful acts, other
 than those specified in (a) 			above, of any
 one person shall be deemed to be one 		loss, or
	(d)	all wrongful acts, other than those specified
 in (a) 			above, of one or more persons
 (which dishonest 			act(s) or act(s) of
 Larceny or Embezzlement include, 		but are not
 limited to, the failure of an Employee to
 		report such acts of others) whose dishonest
 act or acts 		intentionally or unintentionally,
knowingly or 			unknowingly, directly or
indirectly, aid or aids in any 		way, or permits
the continuation of, the dishonest act 		or acts
of any other person or persons shall be
 			deemed to be one loss with the act
 or acts of the 			persons aided, or
	(e)	any one casualty or event other than those
 specified 		in (a), (b), (c) or (d) preceding,
 shall be deemed to be 		one loss, and shall be
limited to the applicable Limit of Liability stated in
Item 3 of the Declarations of this bond irrespective of
 the total amount of such loss or losses and shall not
 be cumulative in amounts from year to year or from period
 to period.	Sub-section (c) is not applicable to any
 situation to which the language of sub-section
(d) applies. SECTION 10. LIMIT OF LIABILITY	With
 respect to any loss set forth in the PROVIDED clause
 of Section 9 of this bond which is recoverable or recovered in whole or in part under any other bonds or policies
issued by the Underwriter to the Insured or to any predecessor in interest of the Insured and terminated or cancelled or
 allowed to expire and in which the period for discovery
has not expired at the time any such loss thereunder is
discovered, the total liability of the Underwriter under
 this bond and under other bonds or policies shall not
exceed, in the aggregate, the amount carried hereunder
on such loss or the amount available to the Insured under
 such other bonds, or policies, as limited by the terms
and conditions thereof, for any such loss if the latter
 amount be the larger. SECTION 11.  OTHER INSURANCE
	If the Insured shall hold, as indemnity against
 any loss covered hereunder, any valid and enforceable
insurance or suretyship, the Underwriter shall be liable
 hereunder only for such amount of such loss which is
in excess of the amount of such other insurance or
suretyship, not exceeding, however, the Limit of
Liability of this bond applicable to such loss.
SECTION 12.  DEDUCTIBLE	The Underwriter
shall not be liable under any of the Insuring Agreements
 of this bond on account of loss as specified,
 respectively, in sub-sections (a), (b), (c),
(d) and (e) of Section 9, NON-REDUCTION AND
NONACCUMULATION OF LIABILITY AND TOTAL LIABILITY,
unless the amount of such loss, after deducting the
 net amount of all reimbursement and/or recovery
 obtained or made by the insured, other than from
 any bond or policy of insurance issued by an
insurance company and covering such loss, or by
the Underwriter on account thereof prior to payment
 by the Underwriter of such loss, shall exceed the
Deductible Amount set forth in Item 3 of the
Declarations hereof (herein called Deductible Amount)
 and then for such excess only, but in no event for
 more than the applicable Limit of Liability stated
 in Item 3 of the Declarations.	The Insured
 will bear, in addition to the Deductible Amount, premiums
 on Lost Instrument Bonds as set forth in Section 7.
	There shall be no deductible applicable to any
loss under Insuring Agreement A sustained by any Investment
 Company named as Insured herein. SECTION
13.  TERMINATION	The Underwriter may terminate
this bond as an entirety by furnishing written notice
 specifying the termination date which cannot be prior
 to 90 days after the receipt of such written notice
by each Investment Company named as Insured and the
Securities and Exchange Commission, Washington, D.C.
 The Insured may terminate this bond as an entirety
by furnishing written notice to the Underwriter.  When
 the Insured cancels, the Insured shall furnish written
 notice to the Securities and Exchange Commission,
Washington, D.C. prior to 90 days before the effective
 date of the termination.  The Underwriter shall notify
 all other Investment Companies named as Insured of
 the receipt of such termination notice and the
termination cannot be effective prior to 90 days
after receipt of written notice by all other Investment
 Companies.  Premiums are earned until the termination
 date as set forth herein. Page 8 of 10	This
Bond will terminate as to any one Insured, (other than
a registered management investment company), immediately
 upon taking over of such Insured by a receiver or other
 liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal
 statute relative to bankruptcy or reorganization of the
Insured, or assignment for the benefit of creditors of the
 Insured, or immediately upon such Insured ceasing to exist, whether through merger into another entity, or by
disposition of all of its assets.	This Bond will
 terminate as to any registered management investment
company upon the expiration of 90 days after written notice
 has been given to the Securities and Exchange Commission,
Washington, D.C.	The Underwriter shall refund the
 unearned premium computed as short rates in accordance
with the standard short rate cancellation tables if terminated by the Insured or pro rata if terminated for any other
reason.	This Bond shall terminate
(a)	as to any Employee as soon as any partner, officer
 or 		supervisory Employee of the Insured, who
is not in 			collusion with such Employee,
 shall learn of any 			dishonest or
fraudulent act(s), including Larceny or
 		Embezzlement on the part of such Employee
 without 		prejudice to the loss of any Property
 then in transit in 		the custody of such Employee
 and upon the 			expiration of ninety (90) days
 after written notice has 		been given to the
Securities and Exchange
Commission, Washington, D.C. (See Section 16[d])
 		and to the Insured Investment Company,
 or	(b)	as to any Employee 90 days after receipt
 by each 			Insured and by the Securities
 and Exchange 			Commission of a written notice
 from the Underwriter 		of its desire to terminate this
 bond as to such 			Employee, or
(c)	as to any person, who is a partner, officer or
 			employee of any Electronic Data
 Processor covered 		under this bond, from and
after the time that the 			Insured or
 any partner or officer thereof not in
collusion with such person shall have knowledge of
 		information that such person has committed
 any 			dishonest or fraudulent act(s),
including Larceny or 		Embezzlement in the service
 of the Insured or 			otherwise,
whether such act be committed before or
 		after the time this bond
is effective. SECTION 14.  RIGHTS AFTER
TERMINATION OR 			      	CANCELLATION
	At any time prior to the termination or
cancellation of this bond as an entirety, whether
 by the Insured or the Underwriter, the Insured may
give to the Underwriter notice that if desires under
 this bond an additional period of 12 months within
 which to discover loss sustained by the Insured prior
 to the effective date of such termination or
cancellation and shall pay an additional premium
 therefor.	Upon receipt of such notice from
 the Insured, the Underwriter shall give its written
consent thereto:  provided, however, that such additional
 period of time shall terminate immediately;
(a)	on the effective date of any other insurance
obtained 		by the Insured, its successor
 in business or any other 		party, replacing
 in whole or in part the insurance
 			afforded by this bond,
 whether or not such other
insurance provides coverage for loss sustained prior
 		to its effective date, or
(b)	upon takeover of the Insured's business
by any State 		or Federal official or agency,
 or by any receiver or 			liquidator,
acting or appointed for this purpose
without the necessity
of the Underwriter giving notice of such termination.
 In the event that such 	additional period of time
 is terminated, as provided above, the Underwriter shall
 refund any unearned premium.	The right to purchase
such additional period for the discovery of loss may
not be exercised by any State or Federal official or
agency, or by any receiver or liquidator, acting or
appointed to take over the Insured's business for the
 operation or for the liquidation thereof or for any
other purpose. SECTION 15.  CENTRAL HANDLING OF
SECURITIES	Securities included in the systems
for the central handling of securities established
and maintained by Depository Trust Company, Midwest
 Depository Trust Company, Pacific Securities Depository
 Trust Company, and Philadelphia Depository Trust
 Company, hereinafter called Corporations, to the
extent of the Insured's interest therein as effective
by the making of appropriate entries on the books and
 records of such Corporations shall be deemed to be
Property.	The words 'Employee' and 'Employees'
shall be deemed to include the officers, partners,
clerks and other employees of the New York Stock Exchange,
 Boston Stock Exchange, Midwest Stock Exchange, Pacific
 Stock Exchange and
Philadelphia Stock Exchange, hereinafter
 called Exchanges, and of the above named Corporations,
 and of any nominee in whose name is registered any security included within the systems for the central handling of
 securities established and maintained by such Corporations, and any employee of any recognized service company, while
 such officers, partners, clerks and other employees and
employees of service companies perform services for such
Corporations in the operation of such systems.  For the
purpose of the above definition a recognized service company shall be any company providing clerks or other personnel
 to said Exchanges or Corporation on a contract basis.
The Underwriter shall not be liable on account of any
loss(es) in connection with the central handling of
securities within the systems established and maintained
 by such Corporations, unless such loss(es) shall be in
excess of the amount(s) recoverable or recovered under
any bond or policy if insurance indemnifying such
Corporations, against such loss(es), and then the
Underwriter shall be liable hereunder only
Page 9 of 10 for the Insured's share of such excess
 loss(es), but in no event for more than the Limit of
Liability applicable hereunder.	For the purpose
 of determining the Insured's share of excess loss(es)
it shall be deemed that the Insured has an interest in
 any certificate representing any security included within
 such systems equivalent to the interest the Insured then
 has in all certificates representing the same security
included within such systems and that such Corporation
 shall use their best judgment in apportioning the
amount(s) recoverable or recovered under any bond or
policy of insurance indemnifying such Corporations
 against such loss(es) in connection with the central
 handling of securities within such systems among all
 those having an interest as recorded by appropriate
entries in the books and records of such Corporations
in Property involved in such loss(es) on the basis that
 each such interest shall share in the amount(s) so
recoverable or recovered in the ratio that the value
of each such interest bears to the total value of all
such interests and that the Insured's share of such excess
 loss(es) shall be the amount of the Insured's interest
in such Property in excess of the amount(s) so apportioned
 to the Insured by such Corporations.	This bond does not
 afford coverage in favor of such Corporations or Exchanges
 or any nominee in whose name is registered any security
included within the systems for the central handling of
securities established and maintained by such Corporations,
 and upon payment to the Insured by the Underwriter on account of any loss(Es) within the systems, an assignment of such
of the Insured's rights and causes of action as it may have
against such Corporations or Exchanges shall to the extent
of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights provided for herein. SECTION
16.  ADDITIONAL COMPANIES INCLUDED AS
INSURED	If more than one corporation, co-partnership
 or person or any combination of them be included as the Insured
 herein:	(a)	the total liability of the Underwriter
 hereunder for 			loss or losses sustained by
any one or more or all of 		them shall not exceed
the limit for which the 			Underwriter
would be liable hereunder if all such loss 		were
sustained by any one of them.
	(b)	the one first named
herein shall be deemed 			authorized to make,
adjust and receive and enforce 			payment of
all claims hereunder and shall be deemed 		to
be the agent of the others for such purposes and
			for the giving or receiving of any
notice required or 		permitted to be given by the
terms hereof, provided 		that the Underwriter shall
 furnish each named 			Investment Company with
 a copy of the bond and 			with any
amendment thereto, together with a copy of
each formal filing of the settlement of each such
 			claim prior to the execution
of such settlement,	(c)	the Underwriter shall
not be responsible for the 			proper
application of any payment made hereunder to
said first named Insured,	(d)	knowledge possessed
 or discovery made by any 			partner,
officer or supervisory Employee of any
 			Insured shall for the purpose
of Section 4 and Section 		13 of this bond
 constitute knowledge or discovery by 		all the
 Insured, and	(e)	if the first named Insured ceases
 for any reason to be 		covered under this bond,
 then the Insured next named 		shall thereafter
 be considered as the first named
Insured for the purposes of this bond. SECTION
17.  NOTICE AND CHANGE OF CONTROL	Upon the
Insured's obtaining knowledge of a transfer of its
outstanding voting securities which results in a change
 in control (as set forth in Section 2(a) (9) of the
Investment Company Act of 1940) of the Insured, the Insured
 shall within thirty (30) days of such knowledge give
written notice to the Underwriter setting forth:
	(a)	the names of the transferors and transferees
 (or the 			names of the beneficial
owners if the voting 			securities are
requested in another name), and	(b)	the total
 number of voting securities owned by the
 			transferors and the transferees
 (or the beneficial 			owners), both
immediately before and after the
 			transfer, and
(c)	the total number of outstanding voting securities.
	As used in this section, control means the power
to exercise a controlling influence over the management or
 policies of the Insured.	Failure to give the required
 notice shall result in termination of coverage of this bond, effective upon the date of stock transfer for any loss in
which any transferee is concerned or implicated.	Such
 notice is not required to be given in the case of an Insured which is an Investment Company.


SECTION 18.  CHANGE OR
MODIFICATION	This bond or any instrument amending or effecting
 same may not be changed or modified orally. No changes in or modification thereof shall be effective unless made by written endorsement issued to form a part hereof over the signature of the Underwriter's Authorized Representative. When a bond covers only one Investment Company no change or modification which would adversely affect the rights of the Investment Company shall be effective prior to 60 days after written notification has been furnished to the Securities and Exchange Commission, Washington, D. C. by the Insured or by the Underwriter. If more than one Investment Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the Securities and Exchange Commission,
Washington, D.C. not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company. IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations Page. Page 10 of 10 RIDER NO. 1 INSURING AGREEMENT L To be
attached to and form part of Investment Company Bond

Bond No.
	234-62-64 - 05 in favor of 	Small Cap Value Fund, Inc.
It is agreed that: 1.	The attached bond is amended by adding an
 additional Insuring Agreement as follows: COMPUTER SYSTEMS Loss
 resulting directly from a fraudulent (1)	entry of data into,
 or (2)	change of data elements or programs within a Computer System;
 provided that fraudulent entry or change causes
(a)	Property to be transferred paid or delivered,
(b)	an account of the Insured, or of its customer, to
 be added, deleted, debited or credited, or
(c)	an unauthorized account or a fictitious account
 to be debited or credited; (3)	voice instruction
 or advices having been transmitted to the Insured or its
 agent(s) by 	telephone;	and provided further, the
 fraudulent entry or change is made or caused by an individual
acting with the manifest intent to:	(i)	cause the
Insured or its agent(s) to sustain a loss, and
(ii)	obtain financial benefit for that individual
or for other persons intended by that
 				individual to receive a
financial benefit,	(iii)	and further provided such
 voice instructions or advices:	(a)	were made
 by a person who purported to represent an individual authorized to make such voice instructions or advices; and
(b)	were electronically recorded by the Insured or its
agent(s). (4) It shall be a condition to recovery under the Computer Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over the telephone.
The Insured or its agent(s) warrant that they shall make
 their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this
 Rider shall bar the Insured from recovery where no recording is available because of Page 1 of 3 mechanical failure of the device used in making such recording, or because of failure of the media used to record a conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured. SCHEDULE OF SYSTEMS

Any System Utilized by the
 Insured 2.	As used in this Rider, Computer System  means:
	(a)  computers with related peripheral components,
including storage components, wherever 		located,
	(b)	systems and applications software,
(c)	terminal devices,	(d)	related communication
 networks or customer communication systems, and
(e)	related Electronic Funds Transfer Systems,
by which data are electronically collected, transmitted,
processed, stored, and retrieved. 3.	In addition to the
 exclusion in the attached bond, the following exclusions
are applicable to this Insuring Agreement: (a) loss resulting directly or indirectly from the theft of confidential information, material or data: and (b) loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof)
 authorized by the Insured to design, develop, prepare,
supply service, write or implement programs for the Insured's
 Computer System. 4.	The following portions of the attached
bond are not applicable to this Rider: (a) the initial paragraph of the bond preceding the Insuring Agreements which reads '...at any time but discovered during the Bond Period.'(b) Section 9-NON-REDUCTION AND NON-ACCUMULATION OF LIABILITY AND
	TOTAL LIABILITY(c) Section 10-LIMIT OF LIABILITY
5.	The coverage afforded by this rider applies only
to loss discovered by the Insured during the period this
Rider is in force. 6.	All loss or series of losses involving
the fraudulent activity of one individual, or involving
fraudulent activity in which one individual is implicated,
whether or not that individual is specifically identified,
shall be treated as one loss.  A series of losses involving
 unidentified individuals but arising from the same method
of operation may be deemed by the Underwriter to involve
 the same individual and in that event shall be treated as
 one loss. 7.	The Limit of Liability for the coverage
provided by this Rider shall be $250,000. Page 2 of 3
8.	The Underwriter shall be liable hereunder for the
amount by which one loss shall be in excess of $5,000
 (herein called the Deductible Amount) but not in excess
of the Limit of Liability stated above. 9.    If any loss
 is covered under this Insuring Agreement and any other
Insuring Agreement or Coverage, the maximum amount payable
for such loss shall not exceed the largest amount available
 under any one Insuring Agreement or Coverage. 10.
Coverage under this Rider shall terminate upon termination
or cancellation of the bond to which this Rider is attached.
  Coverage under this rider may also be terminated or
 cancelled without canceling the bond as an entirety:
(a)	90 days after receipt by the Insured of written
notice from the Underwriter of its desire to
terminate or cancel coverage under this Rider, or
(b)	immediately upon receipt by the Underwriter of a
 written request from the Insured to
terminate or cancel coverage under this Rider. The
Underwriter shall refund to the Insured the unearned
premium for this coverage under this Rider.  The refund
 shall be computed at short rates if this Rider is
terminated or cancelled or reduces by notice from, or
at the insistence of the Insured.11.
Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the Conditions
 and Limitations of this bond is amended by adding the
following sentence: 'Proof of Loss resulting from Voice
 Instructions or advices covered under this bond shall
include Electronic Recording of such Voice Instructions
 of advices.' 12.	Notwithstanding the foregoing,
 however, coverage afforded by this Rider is not designed
 to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever Underwriter written.  Any loss which is covered under such separate Policy is excluded from
coverage under this bond; and the Insured agrees to make
claim for such loss under its separate Policy. 13.
This rider shall become effective as of 12:01 a.m. on 12/26/2013 standard time. Page 3 of 3 RIDER
NO. 2 To be attached to and form part of Investment
Company Bond, Bond No.	234-62-64 - 05 In favor of
	Small Cap Value Fund, Inc. It is agreed that:
1. If the Insured shall, while this Bond is in force,
establish any new funds other than by consolidation or
merger with, purchase or acquisition of assets or liabilities of another institution, such funds shall automatically be
covered, hereunder from the date of such establishment without the payment of additional premium for the remainder of the
 Bond Period. 2. Notice of any newly established funds during the Bond Period are to be made to the Underwriter at the
 earliest practicable moment and prior to the expiration
 date of the attached Bond. 3. If the Insured shall,
 while this Bond is in force, require an increase in the
 Limit of Liability of Insuring Agreement (A)  Fidelity
 in order to comply with the Securities and Exchange
Commission Rule 17g-1 of the Investment Company Act of
1940 (17 Code of Federal Regulations  270.17g-1) due
to an increase in asset size of the currently named funds
 or via the addition of newly established funds by the
Insured under the Bond , such increase in the Limit of
Liability for Insuring Agreement (A) Fidelity (as required)
 shall automatically be increased up to the minimum required and mandated by S.E.C. Rule 17g-1, but shall not exceed
an each and every loss Limit of Liability of $2,500,000
hereunder from the date of such increase without the
payment of additional premium for the remainder of the
Bond Period.  4. Nothing herein contained shall be held
 to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated. 5. This rider shall become effective as
of 12:01 a.m. on 12/26/2013 standard time. INSURED COPY
234-62-64 - 05   INSURED COPY 234-62-64 - 05